Exhibit 99.1

Nektar Therapeutics Reports Second Quarter 2021 Financial Results

SAN FRANCISCO, August 5, 2021 -- Nektar Therapeutics (Nasdaq: NKTR) today reported financial results for the second quarter ended June 30, 2021.

Cash and investments in marketable securities at June 30, 2021 were approximately $1.1 billion as compared to $1.2 billion at December 31, 2020.

“We continue to execute on our clinical development strategy, setting the stage for a steady cadence of upcoming data readouts that will highlight the value of our novel cytokine portfolio,” said Howard W. Robin, President and CEO of Nektar. “For bempegaldesleukin plus nivolumab, the first three of our five registrational studies in melanoma, renal cell carcinoma and bladder cancer remain on track for top line data in the first half of 2022. We are also evaluating the combination of bempegaldesleukin plus pembrolizumab and look forward to presenting data from the PROPEL study in patients with metastatic non-small cell lung cancer in the second half of 2021.”

Mr. Robin continued, “We also have a robust development program for NKTR-255, our second major cytokine candidate in oncology. Our initial efforts include two Phase 1 clinical studies in combination with ADCC antibodies, one in hematological malignancies and one in solid tumors, and we look forward to sharing data from these studies before the end of the year. Finally, as part of the broad development program for NKTR-358, our T regulatory cell IL-2 agent, our partner Eli Lilly is conducting Phase 2 studies in both lupus and ulcerative colitis and plans to initiate additional Phase 2 studies in two different immune-mediated diseases.”

Summary of Financial Results

Revenue in the second quarter of 2021 was $28.3 million as compared to $48.8 million in the second quarter of 2020. The decrease in revenue relative to 2020 was due to the recognition in the second quarter of 2020 of the $25.0 million milestone from Bristol-Myers Squibb for the initiation of the registrational trial of bempegaldesleukin plus Opdivo® in adjuvant melanoma. Revenue for the first half of 2021 was $52.0 million as compared to $99.4 million in the first half of 2020. Revenue was lower relative to 2020 due to the recognition in the first half of 2020 of $50.0 million in total milestones from Bristol-Myers Squibb for the initiation of registrational trials of bempegaldesleukin plus Opdivo® in adjuvant melanoma and muscle-invasive bladder cancer.

Total operating costs and expenses in the second quarter of 2021 were $138.5 million as compared to $126.6 million in the second quarter of 2020. The increase was due to increases in research and development (R&D) expense and general and administrative (G&A) expense in the second quarter of 2021. Total operating costs and expenses in the first half of 2021 were $271.6 million as compared to $310.8 million in the first half of 2020. Operating costs and expenses decreased relative to 2020 primarily due to the recording of $45.2 million in impairment charges in the first quarter of 2020 resulting from the discontinuation of the NKTR-181 program.

R&D expense in the second quarter of 2021 was $101.3 million as compared to $96.4 million for the second quarter of 2020. For the first half of 2021, R&D expense was $196.9 million as compared to $205.4 million in the first half of 2020.

G&A expense was $29.6 million in the second quarter of 2021 and $24.3 million in the second quarter of 2020. For the first half of 2021, G&A expense was $61.2 million compared to $50.6 million in the first half of 2020. G&A expense increased primarily due to an increase in pre-commercial costs for bempegaldesleukin.

Net loss for the second quarter of 2021 was $125.5 million or $0.69 basic and diluted loss per share as compared to a net loss of $80.0 million or $0.45 basic and diluted loss per share in the second quarter of 2020. Net loss in the first half of 2021 was $248.5 million or $1.37 basic and diluted loss per share as compared to a net loss of $218.7 million or $1.23 basic and diluted loss per share in the first half of 2020.

Second Quarter 2021 and Recent Business Highlights:

●	In May 2021, Nektar announced the first publication of preclinical data for NKTR-358 in the Journal of Translational Autoimmunity. The published data demonstrate that NKTR-358, a first-in-class composition of stable PEG conjugates of IL-2, has the ability to elicit sustained and preferential proliferation and activation of T regulatory cells in vivo without corresponding increases in T effector cells, supporting its potential in a broad range of autoimmune and inflammatory disorders. Nektar's partner, Eli Lilly & Co., is conducting a Phase 2 study in patients with systemic lupus erythematosus, a Phase 2 study in patients with ulcerative colitis, as well as two separate Phase 1b studies in patients with atopic dermatitis and psoriasis.

●	In May 2021, Nektar announced the first publication of preclinical data from its second major immuno-oncology cytokine program, NKTR-255, in the Journal for ImmunoTherapy of Cancer. NKTR-255 is a novel recombinant human Interleukin-15 (rhIL-15) receptor agonist designed to activate the IL-15 pathway to expand both natural killer cells and memory CD8+ T cell populations. The published data demonstrate that NKTR-255 retains the full spectrum of IL-15 biology, but with improved pharmacologic properties and anti-tumor activity versus other rhIL-15 agonists.

Nektar also announced upcoming presentations at the following scientific congress:

2021 European Society of Medical Oncology

September 16-21, 2021 (Virtual)

●	Poster Presentation: “Evaluation of concordance between PD-L1 immunohistochemistry 28-8 and 22C3 pharmDx assays in metastatic urothelial carcinoma (mUC) in PIVOT-10”, Siefker-Radtke, A., et al.

●	Trial in Progress Poster: “A Phase 1b/2, open-label, multicenter, dose-escalation and dose-expansion study of NKTR-255 plus cetuximab as a salvage regimen in patients with solid tumors”, Altan, M., et al.

Conference Call to Discuss Second Quarter 2021 Financial Results

Nektar management will host a conference call to review the results beginning at 5:00 p.m. Eastern Time/2:00 p.m. Pacific Time, Thursday, August 5, 2021.

This press release and a live audio-only Webcast of the conference call can be accessed through a link that is posted on the home page and Investors section of the Nektar website: https://ir.nektar.com/. The web broadcast of the conference call will be available for replay through September 5, 2021.

To access the conference call, follow these instructions:

Dial: (877) 881-2183 (U.S.); (970) 315-0453 (International)
Conference ID: 4576644 (Nektar Therapeutics is the host)

In the event that any non-GAAP financial measure is discussed on the conference call that is not described in this press release, or explained on the conference call, related information will be made available on the Investors section of the Nektar website as soon as practical after the conclusion of the conference call.

About Nektar

Nektar Therapeutics is a biopharmaceutical company with a robust, wholly owned R&D pipeline of investigational medicines in oncology, immunology, and virology as well as a portfolio of approved partnered medicines. Nektar is headquartered in San Francisco, California, with additional operations in Huntsville, Alabama and Hyderabad, India. Further information about the company and its drug development programs and capabilities may be found online at http://www.nektar.com.

Cautionary Note Regarding Forward-Looking Statements

This press release contains forward-looking statements which can be identified by words such as: “will,” “may,” “design,” “potential,” “initiate,” “plan”, “on track for” and similar references to future periods. Examples of forward-looking statements include, among others, statements we make regarding the therapeutic potential of, and future development plans for, bempegaldesleukin, NKTR-358 and NKTR-255, and the timing of the initiation of clinical studies and the data readouts for our drug candidates. Forward-looking statements are neither historical facts nor assurances of future performance. Instead, they are based only on our current beliefs, expectations and assumptions regarding the future of our business, future plans and strategies, anticipated events and trends, the economy and other future conditions. Because forward-looking statements relate to the future, they are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict and many of which are outside of our control. Our actual results may differ materially from those indicated in the forward-looking statements. Therefore, you should not rely on any of these forward-looking statements. Important factors that could cause our actual results to differ materially from those indicated in the forward-looking statements include, among others: (i) our statements regarding the therapeutic potential of bempegaldesleukin, NKTR-358 and NKTR-255 are based on preclinical and clinical findings and observations and are subject to change as research and development continue; (ii) bempegaldesleukin, NKTR-358 and NKTR-255 are investigational agents and continued research and development for these drug candidates is subject to substantial risks, including negative safety and efficacy findings in ongoing clinical studies (notwithstanding positive findings in earlier preclinical and clinical studies); (iii) bempegaldesleukin, NKTR-358 and NKTR-255 are in various stages of clinical development and the risk of failure is high and can unexpectedly occur at any stage prior to regulatory approval; (iv) the timing of the commencement or end of clinical trials and the availability of clinical data may be delayed or unsuccessful due to regulatory delays, slower than anticipated patient enrollment, manufacturing challenges, changing standards of care, evolving regulatory requirements, clinical trial design, clinical outcomes, competitive factors, or delay or failure in ultimately obtaining regulatory approval in one or more important markets; (v) patents may not issue from our patent applications for our drug candidates, patents that have issued may not be enforceable, or additional intellectual property licenses from third parties may be required; and (vi) certain other important risks and uncertainties set forth in our Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on May 7, 2021. Any forward-looking statement made by us in this press release is based only on information currently available to us and speaks only as of the date on which it is made. We undertake no obligation to update any forward-looking statement, whether written or oral, that may be made from time to time, whether as a result of new information, future developments or otherwise.

Contact:

For Investors:

Vivian Wu of Nektar Therapeutics

628-895-0661

For Media:

Dan Budwick of 1AB

973-271-6085

dan@1abmedia.com

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED BALANCE SHEETS

(In thousands, except par value)

(Unaudited)

	June 30, 2021	December 31, 2020(1)
ASSETS
Current assets:
Cash and cash equivalents	$152,345	$198,955
Short-term investments	847,720	862,941
Accounts receivable	28,871	38,889
Inventory	14,616	15,292
Other current assets	12,596	21,928
Total current assets	1,056,148	1,138,005
Long-term investments	57,397	136,662
Property, plant and equipment, net	58,599	59,662
Operating lease right-of-use assets	122,362	126,476
Goodwill	76,501	76,501
Other assets	344	1,461
Total assets	$1,371,351	$1,538,767
LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	19,701	22,139
Accrued compensation	28,665	14,532
Accrued clinical trial expenses	41,085	44,207
Accrued contract manufacturing expenses	8,392	11,310
Other accrued expenses	16,404	9,676
Operating lease liabilities, current portion	16,776	13,915
Total current liabilities	131,023	115,779
Operating lease liabilities, less current portion	131,658	136,373
Development derivative liability	11,607	—
Liability related to the sale of future royalties, net	188,072	200,340
Other long-term liabilities	4,016	8,980
Total liabilities	466,376	461,472
Commitments and contingencies
Stockholders’ equity:
Preferred stock	—	—
Common stock	18	18
Capital in excess of par value	3,466,001	3,388,730
Accumulated other comprehensive loss	(3,400)	(2,295)
Accumulated deficit	(2,557,644)	(2,309,158)
Total stockholders’ equity	904,975	1,077,295
Total liabilities and stockholders’ equity	$1,371,351	$1,538,767

(1)	The consolidated balance sheet at December 31, 2020 has been derived from the audited financial statements at that date but does not include all of the information and notes required by generally accepted accounting principles in the United States for complete financial statements.

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share information)

(Unaudited)

	Three months ended June 30,		Six months ended June 30,
	2021	2020	2021	2020
Revenue:
Product sales	$7,846	$5,485	$12,641	$8,929
Royalty revenue	—	9,403	—	19,122
Non-cash royalty revenue related to sale of future royalties	20,456	7,684	39,254	17,579
License, collaboration and other revenue	28	26,275	82	53,790
Total revenue	28,330	48,847	51,977	99,420
Operating costs and expenses:
Cost of goods sold	7,667	5,773	13,423	9,584
Research and development	101,313	96,436	196,917	205,423
General and administrative	29,555	24,347	61,234	50,564
Impairment of assets and other costs for terminated program	—	—	—	45,189
Total operating costs and expenses	138,535	126,556	271,574	310,760
Loss from operations	(110,205)	(77,709)	(219,597)	(211,340)
Non-operating income (expense):
Non-cash interest expense on liability related to sale of future royalties	(13,089)	(6,691)	(26,385)	(13,659)
Change in fair value of development derivative liability	(2,713)	—	(4,312)	—
Interest income and other income (expense), net	845	5,191	2,257	13,543
Interest expense	—	(647)	—	(6,851)
Total non-operating income (expense), net	(14,957)	(2,147)	(28,440)	(6,967)
Loss before provision for income taxes	(125,162)	(79,856)	(248,037)	(218,307)
Provision for income taxes	357	144	449	344
Net loss	$(125,519)	$(80,000)	$(248,486)	$(218,651)

Basic and diluted net loss per share	$(0.69)	$(0.45)	$(1.37)	$(1.23)
Weighted average shares outstanding used in computing basic and diluted net loss per share	182,698	178,327	182,038	177,755

NEKTAR THERAPEUTICS

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	Six months ended June 30,
	2021	2020
Cash flows from operating activities:
Net loss	$(248,486)	$(218,651)
Adjustments to reconcile net loss to net cash used in operating activities:
Non-cash royalty revenue related to sale of future royalties	(39,254)	(17,579)
Non-cash interest expense on liability related to sale of future royalties	26,385	13,659
Change in fair value of development derivative liability	4,312	—
Non-cash research and development expense	5,795	—
Stock-based compensation	47,612	48,607
Depreciation and amortization	7,090	7,692
Impairment of advance payments to contract manufacturers and equipment for terminated program	—	20,351
Amortization of premiums (discounts), net and other non-cash transactions	4,090	(782)
Changes in operating assets and liabilities:
Accounts receivable	10,018	(10,443)
Inventory	676	81
Operating leases, net	2,260	4,245
Other assets	11,585	(27,214)
Accounts payable	(2,101)	425
Accrued compensation	14,133	12,469
Other accrued expenses	(3,496)	8,952
Deferred revenue	(605)	(3,790)
Net cash used in operating activities	(159,986)	(161,978)
Cash flows from investing activities:
Purchases of investments	(527,887)	(543,631)
Maturities of investments	612,419	860,330
Sales of investments	5,035	41,700
Purchases of property, plant and equipment	(6,157)	(3,594)
Net cash provided by investing activities	83,410	354,805
Cash flows from financing activities:
Proceeds from shares issued under equity compensation plans	28,523	19,120
Cash receipts from development derivative liability	1,500	—
Repayment of senior notes	—	(250,000)
Net cash provided by (used in) financing activities	30,023	(230,880)
Effect of foreign exchange rates on cash and cash equivalents	(57)	(104)
Net decrease in cash and cash equivalents	(46,610)	(38,157)
Cash and cash equivalents at beginning of period	198,955	96,363
Cash and cash equivalents at end of period	$152,345	$58,206
Supplemental disclosure of cash flow information:
Cash paid for interest	$—	$9,742
Operating lease right-of-use asset recognized in exchange for lease liabilities	$1,057	$2,133